Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement (Form S-8 No. 333-31820) pertaining to the HealthTronics, Inc. stock option plan;

2.	Registration Statement (Form S-8 No. 333-43412) pertaining to the HealthTronics Surgical Services, Inc. 2000 stock option plan;

3.	Registration Statement (Form S-8 No. 333-68292) pertaining to the HealthTronics Surgical Services, Inc. 2001 stock option plan;

4.	Registration Statement (Form S-8 No. 333-104403) pertaining to the HealthTronics Surgical Services, Inc. 2002 stock option plan;

5.	Registration Statement (Form S-8 No. 333-120430) pertaining to the Prime Medical Services, Inc. 2003 stock option plan and 1993 stock option plan;

6.	Registration Statement (Form S-8 No. 333-126301) pertaining to the HealthTronics, Inc. 2004 equity incentive plan;

7.	Registration Statement (Form S-8 No. 333-135100) pertaining to the HealthTronics, Inc. 2004 equity incentive plan;

8.	Registration Statement (Form S-8 No. 333-151497) pertaining to the HealthTronics, Inc. 2004 equity incentive plan;

9.	Registration Statement (Form S-3 No. 333-106867) of HealthTronics, Inc.; and

10.	Registration Statement (Form S-3 No. 333-114221) of HealthTronics, Inc.

of our report dated June 20, 2008, with respect to the consolidated financial statements of Advanced Medical Partners, Inc. and subsidiaries for the years ended December 31, 2007 and 2006 included in this Current Report on Form 8-K/A of HealthTronics, Inc.

/s/ Hartman, Leito & Bolt, LLP
June 30, 2008
Fort Worth, Texas

Fort Worth: 6050 Southwest Blvd, Ste. 300 Fort Worth, TX 76109 Phone 817.738.2400

Irving: 105 Decker Court, Suite 950 Irving, TX 75062 Phone 972.579.0822